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                                                                      EXHIBIT 21

SELECTIVE INSURANCE GROUP, INC., SUBSIDIARIES

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                                                                                                                          PERCENTAGE
                                                       JURISDICTION                                                       VOTING
                                                       IN WHICH                                                           SECURITIES
NAME                                                   ORGANIZED          PARENT                                          OWNED
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
ALTA Services LLC                                      New Jersey         Selective Insurance Group, Inc.                    100%

Consumer Health Network Plus, LLC                      New Jersey         Selective Insurance Group, Inc.                    100%

Flood Connect, LLC                                     New Jersey         Selective Insurance Group, Inc.                    100%

Niagara Exchange Corporation                           Delaware           Selective Insurance Group, Inc.                    100%

PDA Software Services Inc                              Delaware           Selective Insurance Group, Inc.                    100%

SelecTech, LLC                                         New Jersey         Selective Way Insurance Company                     75%
                                                                          Selective Insurance Company of the Southeast        25%

Selective HR Solutions, Inc.                           Florida            Selective Insurance Group, Inc.                    100%

Selective Insurance Company of America                 New Jersey         Selective Insurance Group, Inc                     100%

Selective Insurance Company of New York                New York           Niagara Exchange Corp.                             100%

Selective Insurance Company of South Carolina          South Carolina     Selective Insurance Group, Inc.                    100%

Selective Insurance Company of the Southeast           North Carolina     Selective Insurance Group, Inc.                    100%

Selective Specialty Lines Brokerage, LLC               New Jersey         Selective Insurance Group, Inc.                     50%

Selective Technical Administrative Resources, Inc.     New Jersey         Selective Insurance Group, Inc.                    100%

Selective Way Insurance Company                        New Jersey         Selective Insurance Group, Inc.                    100%

SRM Insurance Brokerage, LLC                           New Jersey         Selective Way Insurance Company                     75%
                                                                          Selective Insurance Company of the Southeast        25%

Wantage Avenue Holding Company Inc                     New Jersey         Selective Insurance Company of America             100%
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